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Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002

        In connection with the Annual Report on Form 10-K of New England Realty Associates Limited Partnership for the year ended December 31, 2009, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Ronald Brown, as President and Director of the Partnership's General Partner, NewReal, Inc., and Harold Brown, the President and a Director of the Partnership's General Partner, NewReal, Inc., each hereby certifies, pursuant to 18.U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

  (1)
  The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  (2)
  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

/s/ RONALD BROWN Ronald Brown Principal Executive Officer (President and Director of the Partnership's General Partner, NewReal, Inc.)

Date: March 11, 2010

/s/ HAROLD BROWN Harold Brown Principal Financial Officer (Treasurer and Director of the Partnership's General Partner, NewReal, Inc.)

Date: March 11, 2010

        This certification accompanies each Report pursuant to §906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Partnership for purposes of §18 of the Security Exchange Act of 1934, as amended.

        A signed original of this written statement required by §906 has been provided to the Partnership and will be retained by the Partnership and furnished to the Securities and Exchange Commission or its staff upon request.

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  Exhibit 32.1